Exhibit (a)

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

NEW AGE Alpha Trust

WHEREAS, THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the sole initial Trustee named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth, to be effective upon the filing of the executed Certificate of Trust with the state of Delaware. This Amended and Restated Agreement and Declaration of Trust amends and restates the Agreement and Declaration of Trust dated December 6, 2018.

NOW, THEREFORE, the Trustee hereby directs that a Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and does hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares of this Trust and the Series and Classes thereof created hereunder as hereinafter set forth.

ARTICLE I

Name and Definitions

Section 1. Name. This trust shall be known as “New Age Alpha Trust” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. Any name change shall become effective on the execution by a majority of the Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b)(1) of the Delaware Act. Any such instrument shall not require the approval of the Shareholders but shall have the status of an amendment to this Declaration of Trust.

Section 2. Registered Agent and Registered Office; Principal Place of Business.

(a)       Registered Agent and Registered Office.  The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth on the Certificate of Trust.

(b)       Principal Place of Business.  The principal place of business of the Trust is 411 Theodore Fremd Avenue, Suite 206 South Rye, NY 10580 or such other location within or outside of the State of Delaware as the Board of Trustees may determine from time to time.

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Section 3. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)       The “1940 Act” shall mean the Investment Company Act of 1940, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, and any successor statute thereto;

(b)       “Board” or “Board of Trustees” shall mean the governing body of the Trust;

(c)       “By-Laws” shall mean the By-Laws of the Trust as amended from time to time which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act (defined herein);

(d)       “Certificate of Trust” shall mean the certificate of trust filed with the Office of the Secretary of State of the State of Delaware as required under the Delaware Act to form the Trust;

(e)       “Class” shall mean a class of Shares in a Series of the Trust established in accordance with the provisions of Article III hereof.

(f)       “Code” shall mean the Internal Revenue Code of 1986 (or any successor statute), as amended, and the rules and regulations thereunder;

(g)        “Commission” shall have the meaning given it in Section 2(a)(7) of the 1940 Act;

(h)       “Creation Unit” shall have the meaning given it in Article VI, Section 2 hereof;

(i)       “Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(j)       “Delaware Act” shall mean the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.), as such statute may be amended or interpreted from time to time, and any legislative enactment which may replace or supersede such Act;

(k)       “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

(l)       “Investment Adviser” or “Adviser” shall mean a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

(m)       “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

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(n)       “Principal Underwriter” shall have the meaning given it in Section 2(a)(29) of the 1940 Act;

(o)       “Series” refers to each Series of Shares established and designated under or in accordance with the provisions of Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder:

(p)       “Shareholder” means a record owner of outstanding Shares;

(q)       “Shares” shall mean the equal proportionate units of beneficial interest into which the beneficial interest of each Series or Class thereof shall be divided. “Shares” includes fractions of Shares as well as whole Shares, and will be rounded to the nearest thousandth;

(r)       The “Trust” refers to the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware, as it may be amended from time to time, inclusive of each and every Series established hereunder;

(s)       The “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Series or by the Trustees on behalf of the Trust or any Series; and

(t)       “Trustee” or “Trustees” refer to the person or persons who has or have signed this Declaration of Trust, so long as he, she or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

ARTICLE II

Purpose of the Trust

The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities (including options), debt instruments, money market instruments, commodities, commodity contracts and options thereon and other instruments and rights of a financial character and to exercise all of the powers and privileges granted to a statutory trust formed under the laws of the State of Delaware and a management investment company registered under the 1940 Act, now or hereafter in force.

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ARTICLE III

Shares

Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into Shares, all without par value. The number of Shares authorized hereunder is unlimited. The Board of Trustees may authorize the division of Shares into separate and distinct Series and the division of any Series into separate Classes of Shares. The different Series and Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and Classes shall be fixed and determined by the Board of Trustees without the requirement of Shareholder approval. If no separate Series or Classes shall be established, the Shares shall have the rights and preferences provided for herein, and all references to Series and Classes shall be construed (as the context may require) to refer to the Trust. The fact that a Series shall have initially been established and designated without any specific establishment or designation of Classes (i.e., that all Shares of such Series are initially of a single Class) shall not limit the authority of the Board of Trustees to establish and designate separate Classes of said Series. The fact that a Series shall have more than one established and designated Class, shall not limit the authority of the Board of Trustees to establish and designate additional Classes of said Series, or to establish and designate separate Classes of the previously established and designated Classes. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, (i) to divide the beneficial interest in each Series or Class thereof into an unlimited amount of Shares, with or without par value, as the Trustees shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares), to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares or any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class in the assets held with respect to that Series or Class, (v) to classify or reclassify any issued Shares of any Series or Class thereof into shares of one or more Series or Classes thereof, and (vi) to take such other action with respect to the Shares as the Trustees may deem desirable.

Subject to the distinctions permitted among Classes of the same Series as established by the Trustees consistent with the requirements of the 1940 Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the

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Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend paid in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. No Share shall have any priority or preference over any other Share of the same Series (or Class) with respect to dividends or distributions of the Trust or otherwise. All dividends and distributions shall be made ratably among all Shareholders of a Series (or Class) from the assets held with respect to such Series (or Class) according to the number of Shares of such Series (or Class) held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or Class). No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares of each Series (or Class) and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series (or Class) and as to the number of Shares of each Series (or Class) held from time to time by each.

Section 3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees, the Trust’s transfer or similar agent or other Person designated by the Trustees of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of any proposed transfer.

Section 4. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the individual Shareholder’s account in the form of full and fractional Shares of the Trust, in such Series (or Class) as the purchaser shall

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select, at the net asset value per Share next determined for such Series (or Class) after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge or transaction fee upon investments in the Trust. The Trustees shall have the right to refuse to accept investments in any Series or class thereof at any time without cause or reason therefore whatsoever.

Section 5. Status of Shares and Limitation of Personal Liability. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, suffer an assessment of any kind by virtue of their ownership of Shares. Every Shareholder, by virtue of having purchased a Share, shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Declaration of Trust or as specified by the Trustees when creating the Shares). No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

Section 6. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust and the Certificate of Trust, the Board of Trustees shall have the power to amend this Declaration of Trust and the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provision relating to the Shares contained in this Declaration of Trust; provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable federal or state law; provided, however that if Shares have been issued, Shareholder approval shall be required to adopt any amendment to this Declaration of Trust that would adversely affect to a material degree the rights and preferences of the Shares of any Series already issued or the rights and preferences of any Class of Shareholders associated with any such Series or as otherwise required by the 1940 Act. Subject to the foregoing, the Board of

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Trustees may amend any provision set forth in paragraphs (a) through (i) of Section 7 of this Article III.

Section 7. Establishment and Designation of Shares. The establishment and designation of any Series (or Class) of Shares shall be effective upon the resolution by a majority of the then Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Series (or Class) whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. Each such resolution shall be incorporated herein by reference upon adoption. Without limiting the authority of the Trustees to establish and designate any further Series or Class, the Trustee hereby establishes and designates the following Series of Shares of the Trust, each with a single Class: New Age Alpha U.S. Large-Cap Leading ETF, New Age Alpha U.S. Large-Cap Low Vol ETF, New Age Alpha U.S. Small-Cap Leading ETF, New Age Alpha U.S. Small-Cap Low Vol ETF, New Age Alpha Europe Ex-UK Leading ETF, New Age Alpha Europe Ex-UK Low Vol ETF, New Age Alpha UK Leading ETF, New Age Alpha UK Low Vol ETF, New Age Alpha Japan Leading ETF, and New Age Alpha Japan Low Vol ETF.

Each Series shall be separate and distinct from any other Series, separate and distinct records on the books of the Trust shall be maintained for each Series, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series. Shares of each Series (or Class) established pursuant to this Section 7, unless otherwise provided in the resolution establishing such Series (or Class), shall have the following relative rights and preferences:

(a)       Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, including dividends and distributions paid by, and reinvested in such Series together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets as allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for

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separately from the assets held with respect to all other Series and General Assets of the Trust not allocated to such Series.

(b)       Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Any liabilities, debts, obligations, expenses, costs, charges and reserves of the Trust that are not readily identifiable as being liabilities held with respect to any particular Series (collectively “General Liabilities”) shall be allocated and charged by the Board of Trustees to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look, exclusively to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to such particular Series only, and not against the assets of any other Series or the General Assets of the Trust and none of the General Liabilities of the Trust or the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series thereof shall be enforceable against the assets held with respect to such particular Series. Notice of this limitation on liabilities between and among Series is set forth in the Certificate of Trust, and by giving such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) are applicable to the Trust and each Series.

(c)       Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or paid on or in respect to any Series (or Class), nor any redemption or repurchase of the Shares of any Series (or Class), shall be effected by the Trust other than from

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the assets held with respect to such Series, nor, except as specifically provided in Section 8 of this Article III, shall any Shareholder of any particular Series, otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)       Voting. All Shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series or Classes on a one vote per each Share (including fractional votes for fractional shares) basis; provided, however, if a matter to be voted on affects only the interests of some but not all Series or Classes of Shareholders or as otherwise required by the 1940 Act, then only the Shareholders of such affected Series (or Class(es)) shall be entitled to vote on the matter, separately by Series and, if applicable, by Class, on the same one vote per each Share (including fractional votes for fractional shares) basis.

(e)       Equality. All the Shares of each particular Series shall represent an equal proportionate undivided interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series), and each Share of any particular Series shall be equal to each Share of that Series.

(f)       Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(g)       Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

(h)       Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class; provided, however, that the Board of Trustees may not combine outstanding Shares in a manner materially adverse to Shareholders of such Series or class without obtaining the authorization or vote of the Shareholders of a Series or class that would be materially adversely affected.

(i)       Dissolution or Termination of a Series. Any particular Series shall be dissolved upon the occurrence of the applicable dissolution events set forth in Article VIII, Section 2. In addition, the Trustees shall have the authority, without the approval of Shareholders of any Series, unless otherwise required by applicable law, to adopt a resolution dissolving any such Series and rescinding the establishment and designation thereof. Any particular Series or Class shall be terminated at the time there are no Shares outstanding of the particular Series or Class. In addition, the Trustees shall have the authority, without the approval of Shareholders of

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any Series or Class, unless otherwise required by applicable law, to adopt a resolution terminating any such Series or Class and rescinding the establishment and designation thereof; provided, however, that upon the dissolution of any particular Series, every Class of such Series shall thereby be terminated. Each such resolution shall constitute a part of this Declaration of Trust upon adoption.

Section 8. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from, and indemnified, but only out of the assets held with respect to the particular Series or Class of which such Person is or was a Shareholder and from or in relation to which such liability arose, against all loss and expense arising from such claim or demand; provided, however, that there shall be no liability or obligation of the Trust, or any particular Series, as the case may be, arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Shares. The Trust may, upon request of a Shareholder or former Shareholder, assume the defense of any action made against any Shareholder for any obligation of the Trust or any Series and satisfy any judgment thereof.

ARTICLE IV

The Board of Trustees

Section 1. Number, Election and Tenure. The initial Trustee shall be the person named herein. Thereafter, the number of Trustees constituting the initial Board of Trustees shall be such other persons as the initial Trustee shall, prior to the first date on which Persons are admitted as Shareholders of the Trust, appoint by a written instrument signed by the initial Trustee. Thereafter, the number shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies, including vacancies created by an increase in the number of Trustees, in the Board of Trustees or remove Trustees with or without cause. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. Subject to any retirement or similar policy adopted by the Board of Trustees, each Trustee shall serve during the existence of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court or appropriate jurisdiction, or is removed, or until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders’ meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any

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officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt, unless specified to be effective at some other time. Any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation or expense reimbursement for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect or remove Trustees at any meeting of Shareholders called by the Trustees for that purpose. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the Shares of the Trust in the aggregate.

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in this Declaration of Trust, or while any Trustee is physically or mentally incapacitated, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this Declaration of Trust, and a certificate signed by a majority of the other Trustee(s) (or an officer of the Trust under authority of the other Trustees) of such vacancy, absence or incapacity, shall be conclusive.

Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Trustees, in all instances, shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Trust. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity. Without limiting the foregoing, the Trustees may: (i) adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; (ii) fill vacancies in or remove from its number in accordance with this Declaration of Trust, and may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; (iii) appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; (iv) employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent, distribution disbursing agent, a shareholder servicing agent or administrative services agent, or all of them; (v) provide for the issuance and distribution of Shares by the Trust directly

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or through one or more Principal Underwriters or otherwise; (vi) retain one or more Investment Advisers; (vii) redeem, repurchase and transfer Shares pursuant to applicable law; (viii) set record dates for the determination of Shareholders with respect to various matters; (ix) declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; (x) establish from time to time, in accordance with the provisions of Article III, hereof, any Series (or Class) of Shares, each such Series (or Class) to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and (xi) in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such administrator, custodian, transfer or shareholder servicing agent, Investment Adviser or Principal Underwriter. Without limiting the foregoing, the Board of Trustees shall have all the powers granted to a board of directors under the 1940 Act. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The powers delegated to the Trustees in this Section 3 are without prejudice to the delegated powers of the Trustees set forth in the other provisions of this Declaration of Trust and the By-Laws. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office, present at a meeting of Trustees at which a quorum of Trustees is present, or a majority of any duly constituted committee of Trustees within or without the State of Delaware. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting, without prior notice, if a majority of the Trustees or committee (as the case may be) (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the By-Laws) consent thereto in writing (manually or electronically), and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act. Such action by written consent shall have the same force and effect as a majority vote at a meeting of the Board of Trustees, or committee thereof, as the case may be.

The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but the Trustees are not expected to devote their full time to the performance of such duties. The Trustees or any affiliate, partner or employee thereof, may engage in, or possess an interest in, any other business or venture of any nature and description, independently or with or for the account of others. Neither the Trust nor any Shareholder shall have the right to participate or share in such business or venture or any profit or compensation derived therefrom.

Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(a)       To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of

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deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities of any kind, issued, created guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, in “when issued” contracts for any such securities, or such other instruments or interests as the Trustees deem appropriate which are referred to as securities or commodity interests under the federal securities and commodity laws, or otherwise; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

(b)       To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

(c)       To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d)       To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(e)        To hold any security or property in a form not indicating that it is Trust Property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository;

(f)       To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(g)       To join with other security holders in acting through a committee, depositary, voting trust or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or voting trust, and to delegate to them

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such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or voting trust as the Trustees shall deem proper;

(h)       To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes;

(i)       To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j)       To borrow funds or other property in the name of the Trust or Series exclusively for Trust purposes;

(k)       To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l)       To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, administrators, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(m)       To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n)       To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration or Trust or in the By-Laws;

(o)       To interpret the investment policies, practices or limitations of any Series or Class;

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(p)       To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

(q)       To list Shares for trading on a securities exchange in an over-the-counter market; and

(r)       To engage in any other lawful act or activity in which corporations organized as Delaware statutory trusts may engage.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the Delaware Act and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Series (or Class), or partly out of the principal and partly out of the income, and to charge or allocate the same to, between or among such one or more of the Series (or Classes) that may be established or designated pursuant to Article III, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series (or Class), or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, Investment Advisers, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer agent, shareholder servicing or similar agent, an amount fixed from time to time by the

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Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of right, title and interest shall be effective whether or not conveyancing documents have been executed and delivered.

Section 7. Service Contracts.

(a)       Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory (and sub-advisory), management and/or administrative services for the Trust or for any Series with any Person, including any affiliate, and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for an Investment Adviser to determine from time to time without prior consultation with the Trustees what investments shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust’s or a particular Series’ investments, or such other activities as may specifically be delegated to such Person.

(b)       The Trustees may also, at any time and from time to time, contract with any Persons, including any affiliate, appointing such Person(s) exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Trustees may determine.

(c)       The Trustees are also empowered, at any time and from time to time, to contract with any Persons appointing such Person(s), including any affiliate, to serve as custodians, transfer agents and/or shareholder servicing agents or other agents for the Trust or one or more of its Series or Classes. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws or stipulated by resolution of the Trustees.

(d)       The Trustees are further empowered, at any time and from time to time, to contract with any Persons, including any affiliate, to provide such other services to the Trust or

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one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series or Class.

(e)       The fact that:

(i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii) any Person with which an advisory, management or administration contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer agent, shareholder servicing or other service contract or has other business or interests with any other Person shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Section 1. Voting Powers. Subject to the provisions of Article III, Section 7(d), Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws, the 1940 Act or any registration statement of the Trust filed with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote as to any matter on which it is entitled to vote. To the extent that the 1940 Act or Delaware law is amended by rule, regulation, order, or no-action letter to eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Trustees or the Shareholders. Shares may be voted in person or by proxy or by any manner authorized by the Trustees. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet or any other means permissible under the Delaware Act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or

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Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy unless the Trustees specifically authorize other permissible methods of transmission. Until Shares of a Series are issued, the Trustees may exercise all of the rights of the Shareholders of such Series with respect to the Trust or such particular Series required or permitted by law or this Declaration of Trust and the By-Laws to be taken by Shareholders. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 2. Meetings. A special meeting of the Shareholders may be called by the Board of Trustees, the chairperson of the Board of Trustees or the President for the purposes set forth in Section 1 of this Article V.

Section 3. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the outstanding Shares present in person or represented by proxy and entitled to vote at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or Classes is required, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series or Class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders’ meeting of such Series or Class, except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust. Subject to any other provision of this Declaration of Trust, the By-Laws or applicable law which requires a different vote: (1) in all matters other than the election of Trustees, the affirmative vote of the majority of votes cast at a Shareholders’ meeting at which a quorum is present shall be the act of the Shareholders; (2) Trustees shall be elected by a plurality of the votes cast at a Shareholders’ meeting at which a quorum is present, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class vote as a Class), then a majority of the Shares of that Series (or Class) voting on the matter (or a plurality with respect to the election of Trustees) shall decide that matter insofar as that Series (or Class) is concerned.

Section 4. Shareholder Action by Written Consent without a Meeting. Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent or the Shareholder’s proxy holders or a transferee of the Shares or a personal representative of the Shareholder or its respective proxy-holder may revoke the consent by a writing received by the secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the secretary.

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If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the secretary shall give prompt notice of the action taken without a meeting to such Shareholders. This notice shall be given in the manner specified in the By-Laws.

Section 5. Record Dates. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than ninety (90), nor less than ten (10) days before the date of any such meeting.

If the Board of Trustees does not so fix a record date:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day before the notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days before the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action.

For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution.  Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or Classes.

Section 6. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VI

Net Asset Value, Distributions, and Redemptions

Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to Article III, Section 7 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such bases and time for determining the per Share or net asset value of the Shares of any Series (or Class) or net income attributable to the Shares of any Series (or Class), or the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

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Section 2. Redemptions and Repurchases at the Option of a Shareholder. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request in proper form directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize and, if so determined by the Board of Trustees, shall be redeemable only in aggregations of such number of Shares (“Creation Units”) and at such times as may be determined by or pursuant to procedures approved by the Board of Trustees with respect to such Series of Class; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws and applicable law. The Board of Trustees shall have the unrestricted power to determine and change from time to time the number of Shares constituting a Creation Unit of a Series or Class. The Trust shall, upon the request of any Shareholder or pursuant to authorization from any Shareholder, redeem Shares or Creation Units, as applicable, for an amount equal to the net asset value thereof determined in accordance with applicable law, less any fees or charges for affecting such redemption as set forth in the Trust’s registration statement. Payment for said Shares shall be made by the Trust to the Shareholder within seven (7) days after the date on which the request is made in proper form. If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

Consistent with Section 22(e) of the 1940 Act, the obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays, or if permitted by the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

The redemption price may in any case or cases be paid in cash, securities, or other assets, or any combination thereof, or wholly or partly in kind if the Trustees, in their absolute discretion, determine that such payment is advisable in the interest of the remaining Shareholders of the Series for which the Shares are being redeemed. In case of any payment in kind, the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act, the provisions of the Employee Retirement Income Security Act (“ERISA”) or otherwise shall receive cash.  Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities. If payment for Shares shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which

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may not necessarily occur within such seven (7) day period.  In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

The right of Shareholders to receive dividends or other distributions on Shares may be set forth in a Plan adopted by the Board of Trustees and amended from time to time pursuant to Rule 18f-3 of the 1940 Act. The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares, shall cease at the time as of which the net asset value of such Shares is calculated on the date the Trust accepts the Shareholder’s redemption request.

Section 3. Redemptions at the Option of the Trust. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to: (i) the determination of the Trustees that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Code, as amended (or any successor statute thereto); (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series or Class); (iii) the Shareholder’s account balance, due to redemptions, falls below the minimum investment amount as described in the applicable Series’ prospectus; or (iv) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

ARTICLE VII

Compensation; Limitation of Liability; Indemnification of Trustees and Officers

Section 1. Compensation. The Trustees, as such, shall be entitled to reasonable compensation from the Trust for their service as Trustees, and they may fix the amount of such compensation from time to time. Nothing herein shall in any way prevent the employment of any Trustee to provide investment advisory, management, legal, accounting, investment banking or other services to the Trust and to be compensated for such services by the Trust.

Section 2. Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee, or of any other Trustee. Except as otherwise provided in this Article VII, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any other Person or Persons in connection with the assets or affairs of the Trust or of any Series or Class, save only that arising from his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or the discharge of his or her duties. A Trustee shall not be liable for errors of judgment or mistakes of fact or law. A Trustee shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Investment Adviser or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. No Trustee

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who has been designated a financial expert (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) in the Trust’s registration statement shall be subject to any greater duty of care in discharging such Trustee’s duties and responsibilities by virtue of such designation than is any Trustee who has not been so designated.

The Trust (or if the matter relates only to a particular Series or Class, that Series or Class) shall be solely liable for any and all debts, claims, demands, judgments, decrees, liabilities or obligations of any and every kind, against or with respect to the Trust or such Series or Class in tort, contract or otherwise in connection with the assets or the affairs of the Trust or such Series or Class, and all Persons dealing with the Trust or any Series or class shall be deemed to have agreed that resort shall be had solely to the Trust Property of the Trust (or if the matter relates only to a particular Series or Class, that of such Series or Class), for the payment or performance thereof.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on the liability of each Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust or by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 3. Trustee’s Reliance, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required. Each Trustee, officer or employee of the Trust shall, in the performance of his or her duties, powers and discretions hereunder, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust thereof by any of its officers or employees or by the Investment Adviser, the administrator, the Principal Underwriter, transfer agent, custodian, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice.

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Section 4. Indemnification of Trustees, Officers, etc. Subject to the limitations, if applicable, hereinafter set forth in this Section 4, the Trust shall indemnify (from the assets of one or more Series to which the conduct in question relates) each person who is, has been or becomes a Trustee, officer, employee or agent of the Trust or any Person who serves at the Trust’s request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Other Person”) (hereinafter collectively, together with such Person’s heirs, executors, administrators or personal representatives, referred to as a “Covered Person”)) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee officer, employee or agent or Other Person, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust; or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office; and (iii) for a criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful (the conduct described in (i), (ii) and (iii) being referred to hereafter as “Disabling Conduct”). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Covered Person was not liable by reason of Disabling Conduct by (a) a vote of a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding (the “Disinterested Trustees”), or (b) an independent legal counsel in a written opinion.  Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by one or more Series to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided that the Covered Person shall have undertaken to repay the amounts so paid to such Series if it is ultimately determined that indemnification of such expenses is not authorized under this Article VII and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

Section 5. Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 4 of this Article VII, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of a

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the Disinterested Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (i) or by independent legal counsel pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with either of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person’s office.

Section 6. Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. Nothing contained in this Article VII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.

Section 7. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust Property insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 8. Derivative Actions. Subject to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such action is excused. A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a material personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter.

ARTICLE VIII

Miscellaneous

Section 1. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2. Termination of Trust or Series.

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(a)       Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series or Class may be terminated at any time by vote of a majority of the Shares of that Series or Class entitled to vote, or by the Trustees by written notice to the Shareholders of that Series or Class.

(b)       Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series of any Class thereof as may be determined by the Trustees in accordance with Section 3808 of the Delaware Act, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the several Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

(c)       Upon termination of the Trust, following completion of winding up of its business in accordance with Section 3808 of the Delaware Act, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Section 3810 of the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 3. Merger, Consolidation and Reorganization.

(a)       Notwithstanding anything else herein, the Trustees may, without Shareholder vote or approval unless such approval or vote is required by applicable federal and state law, (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a segregated portfolio of assets (“series”) of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state,

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commonwealth, possession or colony of the United States (iv) sell or convey all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or Class, and which may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or Class thereof. Any agreement of merger, reorganization, consolidation or conversion or exchange or certificate of merger, certificate of conversion or other applicable certificate made in accordance with Section 3815 of the Delaware Act may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b)       Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c)       Notwithstanding anything else herein, the Trustees may, without Shareholder vote or approval unless such approval or vote is required by applicable federal and state law, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes.

Section 4. Amendments. Except as specifically provided herein, the Trustees, without Shareholder vote, may amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective immediately upon execution and approval. Shareholders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Section 1 of Article V hereof, (ii) on any amendment to this Section 4 of Article VIII, (iii) on any amendment as may be required by

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law, and (iv) on any amendment submitted to the Shareholders by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series (or Class) shall be authorized by vote of the Shareholders of each Series (or Class) affected and no vote of Shareholders of a Series (or Class) not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to indemnification referred in Article VII, Section 4 hereof with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable, any such restatement, amendment and/or supplement shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

Section 5. Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 6. Applicable Law. The Trust set forth in this Declaration of Trust is made in the State of Delaware, and the Trust and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 7. Provisions in Conflict with Law or Regulations.

(a)       The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

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(b)       If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 8. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, and thereby to create only the relationship of Trustee and beneficial owners within the meaning of such Delaware Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to such Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 9. Applicability of 1940 Act and Registration Statement. The Trustees acknowledge that this Declaration of Trust is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Trust’s registration statement that affect numerous aspects of the conduct of the Trust’s business and of the rights, privileges and obligations of the Shareholders. Each provision of this Declaration of Trust shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and such registration statement.

Section 10. Trustees May Resolve Ambiguities. The Trustees may construe any of the provisions of this Declaration of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

Section 11. Use of the Name “New Age Alpha Trust”. The name “New Age Alpha” and all rights to the use of the name “New Age Alpha” belong to New Age Alpha, LLC and its affiliates, including New Age Alpha Advisors, LLC (collectively, “Alpha Advisors”), the sponsor of the Trust. Alpha Advisors has consented to the use by the Trust of the identifying word “New Age Alpha” and has granted to the Trust a non-exclusive license to use the name “New Age Alpha” as part of the name of the Trust and the name of any Series of Shares. In the event an affiliate of New Age Alpha is not appointed as Investment Adviser or ceases to be the Investment Adviser of the Trust or of any Series using such name, the non-exclusive license granted herein may be revoked by Alpha Advisors and the Trust shall cease using the name “New Age Alpha” as part of its name or the name of any Series of Shares, unless otherwise consented to by Alpha Advisors or any successor to its interests in such names.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed this Agreement and Declaration of Trust as of the 6th day of December, 2018 as amended and restated on March 19, 2019.

/s/ Armen Arus

Name: Armen Arus
Title: Initial Trustee

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AGREEMENT AND DECLARATION OF TRUST

OF

NEW AGE ALPHA TRUST

TABLE OF CONTENTS

ARTICLE I
Names and Definitions	1
Name	1
Registered Agent and Registered Office; Principal Place of Business	1
Definitions	2

ARTICLE II
Purpose of the Trust	3

ARTICLE III
Shares	4
Division of Beneficial Interest	5
Ownership of Shares	5
Transfer of Shares	5
Investments in the Trust	5
Status of Shares and Limitation of Personal Liability	6
Power of Board of Trustees to Change Provisions Relating to Shares	6
Establishment and Designation of Shares	7
Indemnification of Shareholders	10

ARTICLE IV
The Board of Trustees	10
Number, Election and Tenure	10
Effect of Death, Resignation, etc. of a Trustee	11
Powers	11
Payment of Expenses by the Trust	15
Payment of Expenses by Shareholders	15
Ownership of Assets of the Trust	16
Service Contracts	16

ARTICLE V
Shareholders’ Voting Powers and Meetings	17
Voting Powers	17
Meetings	18
Quorum and Required Vote	18
Shareholder Action by Written Consent without a Meeting	18
Record Dates	19
Additional Provisions	19

ARTICLE VI
Net Asset Value, Distributions, and Redemptions	19
Determination of Net Asset Value, Net Income, and Distributions	19
Redemptions and Repurchases at the Option of a Shareholder	20
Redemptions at the Option of the Trust	21

ARTICLE VII
Compensation; Limitation of Liability; Indemnification of Trustees and Officers	21
Compensation	21
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Limitation of Liability	21
Trustee’s Reliance, Expert Advice, No Bond or Surety	22
Indemnification of Trustees, Officers, etc.	23
Compromise Payment	23
Indemnification Not Exclusive, etc.	24
Insurance	24
Derivative Actions	24

ARTICLE VIII
Miscellaneous	24
Liability of Third Persons Dealing with Trustees	24
Termination of Trust or Series	24
Merger, Consolidation and Reorganization	25
Amendments	26
Filing of Copies, References, Headings	27
Applicable Law	27
Provisions in Conflict with Law or Regulations	27
Statutory Trust Only	28
Applicability of 1940 Act and Registration Statement	28
Trustees May Resolve Ambiguities	28
Use of the Name “New Age Alpha Trust”	28